UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PLANDEL RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State of Incorporation or organization)	(I.R.S. Employer Identification no.)

2432 M. Dela Cruz
Pasay City, Philippines, 1300
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:   none

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-168079

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.001 per share	none

Item 1.  Description of Registrant’s Securities to be Registered.

Reference is made herein to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-168079) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2011 by Plandel Resources, Inc. (the “Registrant”), which was declared effective by the Commission on June 3, 2011.

Incorporated by reference herein are the descriptions of the Registrant’s common stock, par value $0.001 per share being registered hereunder contained under the heading “Description of Securities to be Registered” contained in the Registration Statement.

Item 2.  Exhibits.

The following exhibits are filed as part of this Registration Statement on Form 8-A.

Exhibit No.	Description

3.1
Form of Articles of Incorporation of the Registrant  (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on October 13, 2010 (File No. 333-168079).

3.2	Form of Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 filed on July 13, 2010 (File No. 333-168079).

4.1
Form of Specimen Certificate for shares of Registrant’s common stock, par value $.001 per share (incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-1 filed on July 13, 2010 (File No. 333-168079).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Plandel Resources, Inc.

Date: September 15, 2011	By:	/s/ Mario S. Gregorio

	Name:	Mario S. Gregorio

	Title:	President

EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement on Form 8-A.

Exhibit No.	Description

3.1
Form of Articles of Incorporation of the Registrant  (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on October 13, 2010 (File No. 333-168079).

3.2	Form of Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 filed on July 13, 2010 (File No. 333-168079).

4.1
Form of Specimen Certificate for shares of Registrant’s common stock, par value $.001 per share (incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-1 filed on July 13, 2010 (File No. 333-168079).